Exhibit 99.2

Polar Power, Inc. Announces Pricing of Public Offering

Gardena, CA, November 30, 2023 — Polar Power, Inc. (NASDAQ: POLA), (“Polar Power” or the “Company”) today announced the pricing of its previously announced underwritten public offering of 4,000,000 shares of its common stock. Each share of common stock is being sold at a public offering price of $0.40 per share, for gross proceeds of $1,600,000 before deducting underwriting discounts, commissions and offering expenses. All of the shares of common stock are being offered by the Company.

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 600,000 shares of its common stock and/or pre-funded warrants at the public offering price less discounts and commissions, to cover over-allotments. The offering is expected to close on December 5, 2023, subject to satisfaction of customary closing conditions.

ThinkEquity is acting as sole underwriter for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-252196), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2021 and declared effective on January 28, 2021. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), is a technology company that designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, EV charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar Power’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the offering, are forward-looking statements. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Polar Power’s control. Polar Power’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to the offering of the shares and/or Pre-funded Warrants; adverse domestic and foreign economic and market conditions, including demand for its Summit Series, 27 kW DC generator product line; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Polar Power’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2022 and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as other filings and reports that are filed by Polar Power from time to time with the SEC. Polar Power anticipates that subsequent events and developments will cause its views to change and you should consider these factors in evaluating the forward-looking statements and not place undue reliance on such statements. Polar Power undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Polar Power’s views as of any date subsequent to the date of this press release.

Media and Investor Relations:

CoreIR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

+1 212-655-0924

PR@CoreIR.com

www.CoreIR.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com